NET EXCHANGE SERVICES AGREEMENT

                  THIS NET EXCHANGE SERVICES AGREEMENT ("Agreement") is made by and between WealthHound, Inc., a corporation organized and existing under the laws of the State of Florida, having its principal place of business at 11 Broadway, New York, NY 10004 ("WealthHound") and Net Exchange, Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal place of business at 65 Broadway, Suite 1202, New York, NY 10006 ("Net Exchange") and is effective upon signing.

                  WHEREAS, Net Exchange is the manufacturer, developer, and sole owner (or licensee, as the case may be) of the technology, source code, and other intellectual property comprising the Internet service, which provides email/Webmail to end users, known as the Net Exchange TM Service and as described in the Appendices attached hereto ("Service(s)"), together with all patents, trademarks, copyrights, trade secrets, and other intellectual property contained therein and appurtenant thereto; and desires to market the Service subject to the terms and conditions contained herein; and

                  WHEREAS, WealthHound is interested and able to market and promote the Service on its Wealthhound. com Web site to its own end users (all such users being known as "Users");

                  NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Net Exchange and WealthHound (together, the "Parties") hereby agree as follows:

          1. AUTHORIZATION. Subject to the terms and conditions contained in this Agreement, WealthHound may market and promote the Services to existing and prospective Users based on the pricing, services and descriptions listed in Appendices A, B and C. WealthHound acknowledges and agrees that:

            (a) it is the sole responsibility of WealthHound to at all times be aware of the then-current features, functionality, terms and pricing of the Service as determined by Net Exchange. Notwithstanding the same, the pricing of the Service during the term hereof shall be as indicated on Appendix A. Net Exchange shall notify WealthHound prior to any changes to the features, functionality, or terms. No such changes may materially and adversely affect this Agreement;

            (b) it will immediately remove, withdraw and cease distribution of any collateral materials relating to Net Exchange that Net Exchange deems inappropriate or inaccurate in its reasonable discretion;

            (c) Net Exchange has the right to modify Appendices from time-to-time upon at least (30) days prior written notice to WealthHound. Notwithstanding the same, the pricing of the Service during the term hereof shall be as indicated on Appendix A. No such changes may materially and adversely affect this Agreement;

            (d) WealthHound may direct Users into the Service from WealthHound's Web pages.

          2. TERMS AND TERMINATION. This Agreement shall commence on the date set forth above and shall continue in full force and effect for a period of one
(1) year unless earlier
terminated as provided herein. This Agreement shall be automatically renewed for successive additional periods of one (1) year unless either Party shall have delivered to the other notice of its intention not to renew at least ninety (90) days prior to the expiration of the then-current term.

            (a) Termination for Cause. Either Party may immediately terminate this Agreement should the other Party breach any of its representations, warranties or obligations hereunder unless such breach is cured to the satisfaction of the nonbreaching Party within thirty (30) days after written notice thereof.

            (b) Upon termination or expiration of this Agreement, all payments due or to become due to Net Exchange shall be immediately paid by WealthHound, if such charges apply.

          3. WEALTHHOUND OBLIGATIONS, REPRESENTATIONS, AND WARRANTIES.

            (a) WealthHound will comply with all applicable laws, rules and regulations including, without limitation, all United States export laws.

            (b) WealthHound shall exert its best efforts to market and promote the Service.

            (c) WealthHound will make no representations to prospects regarding the Service other than what is contained in Net Exchange's then-current marketing material.

            (d) WealthHound will be responsible for payment to Net Exchange for the Service.

          4. OBLIGATIONS, REPRESENTATIONS AND WARRANTIES OF NET EXCHANGE.


            (a) Net Exchange represents and warrants to WealthHound that Net Exchange has the experience and ability to perform the services required by this Agreement.

            (b) Net Exchange represents that it will perform the services required hereunder in a professional, timely and competent manner using knowledgeable, trained and qualified personnel.

            (c) Net Exchange represents that the Service will be fully operational in accordance with industry standards and in accordance with this Agreement, including the Appendices attached hereto.

            (d) Net Exchange represents it is the owner of or otherwise has the right to use and distribute all materials and methodologies used in connection with providing the Services contemplated herein; the software and other materials used by Net Exchange in fulfilling its obligations hereunder or the products and Services to be delivered hereunder do not now and will not infringe upon any copyright, patent, trade secret, contract right or other third party right.

            (e) Net Exchange represents it will comply with all applicable federal, state, and local laws and regulations in the performance of its obligations hereunder and the Services to be provided hereunder will not violate any federal, state or local law or regulation.

            (f) Net Exchange represents that it has the power and authority to enter into and perform the Services required pursuant to this Agreement.

            (g) Net Exchange represents and warrants that it will not monitor, sell or otherwise convey the contents of any WealthHound Customer's private communications or data except in the good faith belief that such action is necessary to protect and defend Net Exchange's rights or property, or under exigent circumstances to protect the personal safety of any customers or the public. Net Exchange shall not disclose the contents of any WealthHound Customer's private communications unless required to do so by law.

          5. PAYMENT FOR SERVICES.

            5.1 Monthly Payments.

            WealthHound will pay Net Exchange as indicated on the pricing schedule for all Services provided to Users during the preceding month. If WealthHound modifies its service plan, WealthHound will be billed for new (or removed) services, as indicated in Appendix A, as of the next billing period. Any changes to WealthHound service plan and charges in connection therewith shall be in writing and signed by both parties.

            5.2 Invoicing.

            (a) Invoices will be submitted monthly in arrears by Net Exchange for payment by WealthHound, unless other arrangements (such as pre-payment schedules) have been made pursuant to the pricing schedule. Payment is due thirty (30) days from the end of the month in which the Services were rendered. If WealthHound has any valid reason for disputing any portion of an invoice, WealthHound will so notify Net Exchange within thirty (30) days of receipt of the invoice by WealthHound, and if no such notification is given, the invoice will be deemed valid. The portion of Net Exchange's invoice that is not in dispute shall be paid in accordance with the procedures set forth herein. Billing date begins upon activation of an Account (" Account" as used herein shall be as defined as set forth in Appendix A) . WealthHound will be billed for the prorated portion of the month if the Account is operational less than the entire activation month; no billing will occur for activation month where account is operational for less than 10 days in that month. WealthHound will be billed only for the time the services are operational. If for any reason during the applicable month the Service is not operational for over 4 hours for any reason other than a scheduled maintenance, WealthHound shall be billed only for the prorated time the Service was operational.

            (b) A finance charge of 1.5% per month on the unpaid and undisputed amount of an invoice, or the maximum amount allowed by law, whichever is less, will be charged on past due accounts. Payments by WealthHound will thereafter be applied first to accrued interest and then to the principal unpaid balance. Any attorney fees, court costs, or other costs incurred in collection of delinquent accounts shall be paid by WealthHound. If payment of invoices is not current, Net Exchange may suspend providing further services by providing WealthHound with fourteen (14) days advance notice of such intent. If WealthHound fails to pay all sums owed to Net Exchange within said fourteen (14) days, Net Exchange may suspend services.

            (c) Net Exchange will compute the invoice by multiplying the number of Mailboxes ("Mailbox(as used herein shall be defined as set forth in Appendix
A) in use by the prorated price per Mailbox as specified in Appendix A and in paragraph 5.2(b) above. It is the responsibility of WealthHound to invoice, if applicable, and pay for all services rendered to all accounts acquired by WealthHound.

            5.3 Taxes. All sales, use, excise and other taxes, if applicable, relating to the provision of the Services to WealthHound and Customers shall be paid by WealthHound, except for taxes based solely on Net Exchange's income.

          6. AUTHORITY TO PROMOTE. Net Exchange grants WealthHound the right to promote and display the Service on WealthHound's Web sites, CD-ROMs, brochures or other marketing materials, and on the Wealthhound. com Web site.

          7. PRODUCT TRAINING AND CUSTOMER SUPPORT. Net Exchange will provide reasonable product training and documentation to WealthHound's customer service personnel to enable such personnel to provide customer service and respond to questions from Users, In the event such personnel are unable to provide adequate customer service to a User because of a lack of information about the Service, such personnel may escalate the User's problem to Net Exchange's support staff via telephone or email. All support will be billed at $60 per hour. Net Exchange will provide 8 hours training to WealthHound's service personnel at no cost other than reasonable travel expenses.

          8. ACCOUNT ADMINISTRATION. WealthHound will serve as the administrator for all Accounts acquired by WealthHound.

          9. RIGHT TO REJECT ACCOUNTS. WealthHound acknowledges and agrees that notwithstanding anything to the contrary contained herein:

            9.1 Net Exchange shall have the right to refuse to provide the Service to any Account that Net Exchange in its sole reasonable discretion deems unsuitable;

            9.2 Net Exchange shall at all times have the sole discretion to cancel, suspend or modify the Account of any user of its Service, subject only to WealthHound's terms of service in effect at the time of said cancellation, suspension or modification.

          10. OBLIGATIONS, REPRESENTATIONS AND WARRANTIES OF BOTH NET EXCHANGE AND WEALTHHOUND.

            (a) Execution, Delivery and Performance. Each Party represents and warrants that it has all requisite power and authority and holds all licenses, permits and other required authorizations from governmental authorities that may be necessary to fulfill its respective obligations under this Agreement. Each Party represents and warrants that it has undertaken all necessary action to ensure that the execution, delivery, and performance of this Agreement are duly authorized. This Agreement constitutes the legal, valid and binding agreement of each Party, enforceable in accordance with its terms.

            (b) Limited License to Use Trade names, Trademarks and Service Marks. Each Party grants to the other a limited non-exclusive, non-transferable license to use each other's trade names, trademarks, and service marks (collectively, "Marks") in connection with the performance of this Agreement. Marks shall only be used in accordance with the specifications provided by the Party whose Marks are being used. In the event that such specifications are not provided, such Party's Marks shall not be used for any purpose without first obtaining its prior advance written consent. Each Party acknowledges that the other Party retains ownership of all of the other Party's Marks and other intellectual property rights.

Notwithstanding the foregoing, the following notice shall appear at the bottom left of the screen throughout the Service: "Copyright(C)1996-2000 Net Exchange Inc. Patent Pending".

            (c) Obligations Upon Termination. Upon expiration or termination of this Agreement for any reason, each Party shall promptly return to the other all papers, materials and other property of the other Party then in its possession, completely disassociate itself from the other, and all rights of WealthHound to market the Service shall terminate.

            (d) Integration Activities. Net Exchange and WealthHound will work together to facilitate integration of WealthHound Customer registration and marketing screens and Net Exchange application. WealthHound will be responsible for developing GUI interface for user account sign-up and other WealthHound marketing screens. Net Exchange will change the colors throughout the application to match those requested by WealthHound. Net Exchange will work with WealthHound to modify the GUI Net Exchange will assist in integrating the Service to automate sign-up and billing process.

          11. CONFIDENTIALITY. Each party agrees that the Confidential Information of the other party will be held in confidence to the same extent and the same manner as each party protects its own Confidential Information, but each party agrees that in no event will less than reasonable care be used. Neither party will use the other party's confidential information for any purpose other than to perform the obligations hereunder. Each party shall, however, be permitted to disclose relevant aspects of such Confidential Information to its officers or employees on a need-to-know basis, provided that they shall be bound to protect the Confidential Information to the same extent as required under this Agreement. Each party agrees to use all reasonable steps to ensure that the other party's Confidential Information received under this Agreement is not disclosed or used in violation of this Section. The obligations set forth in this Section do not apply if and to the extent the party receiving Confidential Information ("Receiving Party") establishes that: (i) the information disclosed to the Receiving Party was already known to the Receiving Party, without obligation to keep it confidential; (ii) the Receiving Party received the information in good faith from a third party lawfully in email addresses, marketing strategies, services, business or technical plans and proposals, in any form); (iii) any other information identified by a party as "Confidential Information"; (iv) any other information relating to a party that is or should be reasonably understood to be confidential or proprietary; and (v) the terms of this Agreement or any information relating thereto.

Net Exchange specifically acknowledges that all Net Exchange email/Webmail Accounts and Mailboxes of Users are Confidential Information of WealthHound and that Net Exchange shall not disclose such Accounts to any third parties nor shall it use such Accounts for any reason other than to perform its obligations hereunder.

          12. LIMITATION OF LIABILITY/DISCLAIMER OF WARRANTY. EXCEPT IN INSTANCES OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN AND SUBJECT TO THE INDEMNIFICATION OBLIGATIONS BELOW, EACH OF THE PARTIES SHALL NOT HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OR ANY LOSS OF REVENUE OR PROFITS INCURRED BY THE OTHER PARTY ARISING UNDER OR RELATING TO THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NET EXCHANGE AND ITS SUPPLIERS MAKE NO WARRANTIES REGARDING THE QUALITY, RELIABILITY, TIMELINESS OR SECURITY OF THE INTERNET OR THAT THE CUSTOMER'S INTERNET SERVICE PROVIDER'S SERVICES WILL BE UNINTERRUPTED OR ERROR FREE. EXCEPT AS SPECIFICALLY PROVIDED FOR HEREIN, NET EXCHANGE HEREBY

DISCLAIMS ALL WARRANTIES TO WEALTHHOUND AND ALL THIRD-PARTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SERVICE, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE.

In the event of any unplanned disruption of provision of the Services or availability of the NET EXCHANGE Services that lasts for a continuous four (4) hour period or longer ("Unplanned System Outage"), NET EXCHANGE shall provide a refund of a pro rata portion of the price paid for the affected Services during the period of the Unplanned System Outage. CUSTOMER AGREES THAT EXCEPT AS SPECIFICALLY SET FORTH HEREIN, THIS SECTION STATES CUSTOMER'S SOLE REMEDY AND NET EXCHANGE'S EXCLUSIVE LIABILITY FOR ANY UNPLANNED SYSTEM OUTAGE OR OTHER SERVICE DISRUPTION OR MALFUNCTION.

In any event, except in instances of gross negligence or willful misconduct and subject to the indemnification obligations below, NET EXCHANGE's entire liability, and Customer's exclusive remedy, under this Agreement for any damages from any cause whatsoever, regardless of form or action, whether in contract, negligence or otherwise, shall in no event exceed an amount equal to the price paid by WealthHound for the Services out of which the claim arose, to the maximum extent allowed by law.

          13. INDEMNITY.

WealthHound agrees to indemnify, hold harmless, and defend Net Exchange from any and all third-party claims against Net Exchange arising from or relating to:

                  (i) the breach of any warranty or representation made by WealthHound in this Agreement;

                  (ii) the breach of any obligation of WealthHound under this Agreement;

                  (iii) the performance or non-performance of the WealthHound products or services (excluding the Service) and the distribution thereof;

                  (iv) any violation or alleged violation by WealthHound of any third-party's copyright, trademark, trade name, patent or other intellectual property rights of any kind;

                  (v) the unlawful sale and/or export of WealthHound's products or services (as the case may be) regardless of whether the Service has been distributed with such products or services;

                  (vi) any action or inaction by WealthHound or any of its agents or employees which causes or is alleged to have caused damage to the person or property of a third party, including without limitation, third-party equipment; and

                  (vii) any taxes due or to become due resulting from WealthHound's activities hereunder, except for taxes based solely on Net Exchange's income.

          14. LEGAL RELATIONSHIP. Each Party is an independent contractor of the other. Neither Party shall represent itself or its organization as having any relationship to the other Party other than that of an independent contractor. Each Party shall be responsible for all expenses it incurs in connection with the performance of its obligations under this Agreement. Neither Party shall hold itself out as having the power to make contracts on behalf of the other Party. Both Parties acknowledge and agree that neither Party expects this Agreement to yield any minimum amount of profits and both Parties waive compensation for loss of prospective profits or expenditures arising from any termination of this Agreement.

          15. PUBLICITY. The Parties make known that WeathHound is an authorized reseller of the Net Exchange Service. Otherwise, neither Party shall make any public statement or press release concerning this Agreement or its subject matter without first obtaining the written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Net Exchange reserves the right to review public statements or press releases prior to release by WealthHound

          16. INSURANCE. If requested by the other party, each party shall provide the other with proof of insurance, in commercially reasonable amounts, covering the performance of such party's obligations hereunder.

          17. MISCELLANEOUS.

            (a) WealthHound shall not assign its rights or delegate any of its duties or obligations hereunder without the advance written consent of Net Exchange. Net Exchange may assign or delegate its duties and obligations to an entity that agrees to assume them, subject to the approval of WealthHound. Such approval shall not be unreasonably withheld.

            (b) The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

            (c) This Agreement shall not be amended or modified except by a writing signed by both Parties.

            (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of laws.

            (e) All notices hereunder shall be in writing and shall be deemed given upon personal delivery or when sent by a nationally-recognized overnight delivery service or by certified mail, postage prepaid, return receipt requested, at the address first set forth above. A Party may change such address for notice upon written notice given in accordance with the provisions hereof.

            (f) The headings used herein are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.

            (g) If any provision of this Agreement is determined by an arbitrator or court of competent jurisdiction to be unenforceable, such provision shall be automatically reformed and construed so as to be valid, operative and enforceable to the maximum extent permitted by law or equity while preserving its original intent. The invalidity of any part of this Agreement shall not render invalid the remainder of this Agreement.

            (h) Waiver by a Party of a breach of any provision of this Agreement shall not operate as nor be construed as a waiver of any subsequent breach thereof.

            (i) Sections 2(c), 4.3, 5(c), 6, 7, 11 and 12 hereof shall survive expiration or termination of this Agreement.

            (j) Each Party to this Agreement represents, agrees, and warrants that it will perform all other acts and execute and deliver all other documents that may be necessary or appropriate to carry out the intent and purposes of this Agreement.

            (k) This Agreement constitutes the entire agreement between the Parties regarding the subject matter contained herein and supersedes all prior and contemporaneous undertakings and agreements of the Parties, whether written or oral, with respect to the subject matter herein.

          18. ARBITRATION. Any controversy or claim arising out of or pursuant to this Agreement which remains unresolved after at least one meeting between a principal of each Party having the requisite authority to settle the dispute shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association. The site of such arbitration proceedings shall be in New York, New York. Judgment upon any award may be entered in any court having jurisdiction thereof. This Section shall not limit any Party's right to obtain any provisional or equitable remedy, including, without limitation, injunctive relief from any court of competent jurisdiction, as may be necessary in the sole judgment of such Party to protect its rights. The arbitrator(s) is hereby directed by the Parties to award reasonable legal fees and disbursements to the Party prevailing in the arbitration. The Parties agree that the arbitrator(s) shall not have the authority to award any damages in excess of those permitted by Section 6 above.

          19. FORCE MAJEURE. Except as to payment obligations, neither Party shall be liable or considered in default under this Agreement when the delay of performance is caused by circumstances beyond its reasonable control and occurring without its fault or negligence, including failure of suppliers, subcontractors, and carriers, acts of civil or military authorities, national emergencies, fire, flood, acts of God, insurrection, and war, provided the Party invoking this Section immediately provides notice thereof to the other and does everything reasonably possible to resume its performance hereunder.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



WealthHound, Inc.                                 Net Exchange, Inc.


By:/s/ Scott B. Major                             By: /s/ Ted Pendleton
  ---------------------------                        -------------------------
Printed Name:  Scott B. Major                     Printed Name:  Ted Pendleton
Title:  Founder                                   Title:  Director of Sales
Date:  4/28/00                                    Date:  5/23/00

       APPENDIX A -DESCRIPTION OF "WEBMAIL" SERVICES FOR WEALTHHOUND, INC.

                  1. "WEBMAIL" SERVICE: Listed below are the features that will be included in the Services that Net Exchange will provide to WealthHound and that WealthHound will offer to the Users through the wealthhound. com Web site. WealthHound will use the API to grant each User an account on the Service (" Account") that enables her to access a number of mailboxes (each, a "Mailbox"), by integrating the API with WealthHound's other registration functions. Each User will be granted one (1) Mailbox from Net Exchange.

                  Users will access the Service from any Web browser connected to the Internet by entering their email address and password into a form, as per paragraph 1 (d) of this Agreement. WealthHound will provide the account sign-up process pages and pass the information required to establish user accounts to Net Exchange.

                  2. GUI CUSTOMIZATION: Net Exchange will provide color changes to the user interface to match the WealthHound color scheme, in addition to those already available to WealthHound, i.e. logo and top and left navigation frames. These color changes will include changing the colors of the user interface, including action buttons (at the bottom and top of most screens), sort bar (at the top of lists), and background colors.

                  3.       JAVA APPLICATION PROGRAMMING INTERFACE

                  Net Exchange will provide an application-programming interface for the Java programming language (" API") that will provide the following automated functions for WealthHound to use in WealthHound's software:

                  3.1 Ability to create Accounts, each with a single Mailbox of the same name;

                  3.2 Ability to modify and delete Accounts and Mailboxes;

                  3.3 Ability to determine whether an Account exists.

                  4. PRICING: WealthHound will be billed $0.24 per Mailbox per month. Each Mailbox will be allotted 5 megabytes of storage space.

WEALTHHOUND'S SUPER-ADMINISTRATIVE ACCOUNT FEATURES - PARTIAL LISTING                           PER ADMIN. ACCOUNT
  Storage allocation and usage reporting                                                        No Charge
  SSL for administration module (40 bit standard)
  Manual (after-the-fact) e-mail search/monitoring
  Add users and mailboxes quickly
  Group and directory creation
  Delegated administration capabilities
  GUI customization (color and logo)
  Hardwire tag line

MAILBOX FEATURES - PARTIAL LISTING                                                               PER MAILBOX PER MONTH

  1 mailbox (multiple mailboxes per user are available)                                          $0.24 per mailbox per
                                                                                                 month

 5MB storage (averaged; additional storage available -see below)
Multiple  Attachments
Auto-filing: by contact, date, subject, attachment
Auto-address  book creation
Integrated address book
Address book import
Unlimited  Directories
Fast, global search (by body, subject, sender, date)
SSL for log-in
Groups, topic folders, directory/address additions
View and sort attachments
Drafts box for incomplete or template emails
Spam filtering -of  unrecognized senders
Content filtering (after-the-fact)
Spell check
Email auto-aliases
POP3 support (use email with clients such as Outlook, Netscape and Eudora) Vacation Reply: Sends automatic, customized response
Automatic Forward: Forwards all your incoming messages to another, selected email address
Select name that appears in all outgoing messages
Automatic Save to Draft option
AutoSignature
Sort Inbox by Date: Ascending or Descending default
Mark Contact as Unknown when not in Directory
Forward Unknown emails to another, selected mailbox
Reply to Address: Used when different than sent address
View History: View emails by Contact Session Timeout

                       APPENDIX B -SERVICE LEVEL AGREEMENT

To the extent specified in this Appendix, NET EXCHANGE will exert its best efforts to maximize the quality, reliability, timeliness and security of its Services and minimize service disruptions and errors.

TOTAL SYSTEM UPTIME

Net Exchange delivers greater than 99.8% system availability (see Section 5 of Customer Agreement for details).

SYSTEM MONITORING

The NX systems are continuously monitored internally and externally to assure secure and reliable operation.

     EXTERNAL/INTERNET MONITORING: Service Metrics systematically measures and optimizes performance and quality of service across the Internet. The service provides Net Exchange with automatic summary reports and immediate alarms via email or pager. Problems can be pinpointed directly from any browser so we can resolve problems before they effect customer use. INTERNAL/SYSTEM MONITORING: Our Data Center is managed by a leading Internet distribution center, FRONTIER GlobalCenter, also serving Yahoo! and Netscape (see Technical Specifications datasheet for details). System performance is monitored by SYMON Communications' Real Time Visual Messaging and Alerting Systems (see www. symon. com).

SYSTEM MAINTENANCE
Net Exchange reserves a maintenance window from 1:00 -4:00 a. m. EST on Tuesday, Thursday and Saturday. This window is periodically used to complete system upgrades that enhance product functionality.